Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avidity Biosciences, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 3, 2020 (except for the “Reverse Stock Split” paragraph of Note 11, as to which the date is June 8, 2020), relating to the financial statements of Avidity Biosciences, Inc. (the “Company”), which is included in the Company’s Registration Statement on Form S-1 (no. 333-238612), as amended.

We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (no. 333-238612), as amended, incorporated by reference in this Registration Statement.

/s/ BDO USA, LLP

San Diego, California

June 11, 2020